Exhibit 23.5

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of (i) our report dated March 30, 2015 (except for additional disclosures of summary financial information related to 2014 acquisitions contained in the third paragraph of Note 3, as to which the date is July 28, 2015) with respect to the consolidated financial statements of Reven Housing REIT, Inc. (the “Company”) as of and for the year ended December 31, 2014; (ii) Our report dated May 7, 2015 with respect to the statement of revenues over certain operating expenses of Houston 150 Homes for the year ended December 31, 2012; (iii) our report dated May 11, 2015 with respect to the statement of revenues over certain operating expenses of Houston 18 Homes for the year ended December 31, 2013; (iv) our report dated May 18, 2015 with respect to the statement of revenues over certain operating expenses of Jacksonville 31 Homes for the year ended December 31, 2013; (v) our report dated May 6, 2015 with respect to the statement of revenues over certain operating expenses of Memphis 60 Homes for the year ended December 31, 2013; (vi) our report dated January 26, 2015 with respect to the statement of revenues over certain operating expenses of Memphis 21 Homes for the year ended December 31, 2013; (vii) our report dated May 12, 2015 with respect to the statement of revenues over certain operating expenses of Jacksonville 53 Homes for the year ended December 31, 2014; (viii) our report dated June 11, 2015 with respect to the statement of revenues over certain operating expenses of Jacksonville 140 Homes for the year ended December 31, 2014; and (ix) our report dated June 11, 2015 with respect to the statement of revenues over certain operating expenses of Houston 100 Homes for the year ended December 31, 2014, all included in Amendment No. 3 to the Registration Statement (Form S-11 No. 333-196282) and related Prospectus of the Company for the registration of $25,000,000 in shares of its common stock.

/s/ Squar, Milner, Peterson, Miranda & Williamson, LLP

Newport Beach, California

July 28, 2015